Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
Tender of All Outstanding
6% Senior Notes due 2014

in Exchange for
New 6% Senior Notes due 2014
of
Interpool, Inc.

           Registered holders of outstanding 6% Senior Notes due 2014 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 6% Senior Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the "Exchange Agent"), prior to [_________], 2005 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. The method of delivery of this Notice of Guaranteed Delivery and any other required documents is at the election and risk of the holder. See "The Exchange Offer--Procedures for Tendering" in the prospectus, dated [________], 2005 of Interpool Inc. (the "Prospectus").

The Exchange Agent is:
U.S. Bank National Association

For Delivery

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107

Facsimile No.: (651) 495-8097

For Information Call:
[_________]

           Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

           This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature.

Ladies and Gentlemen:

           The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) or Outstanding Notes Tendered for Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder: ______________________________________________________________

Signature(s): __________________________________________________________________________________

Name(s) (please print): __________________________________________________________________________

Address: _____________________________________________________________________________________

Telephone Number: ____________________________________________________________________________

Date: ________________________________________________________________________________________

          If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

           DTC Account Number: ______________________________

Date: _____________________________________________

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm: _______________________________         _________________________________________
                                                                     (Authorized Signature)

Address: ____________________________________         Title: ____________________________________

____________________________________________          Name: ___________________________________
                       (Zip Code)                                    (Please type or print)

Area Code and Telephone No.:

____________________________________________                     Date: ____________________________________
NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.